UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 18, 2007

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On September 18, 2007, certain members of the Company’s management team held a conference call to discuss earnings and operating results for the second quarter ended August 4, 2007. A copy of the conference call transcript is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Lawrence L. Spanley, Jr., the Company's Chief Financial Officer, clarifies in the transcript that the federal income tax refund received by the Company in the second quarter was $644,000, not $800,000, as such item may have been stated on the call. Additionally, Peter A. Edison, the Company's Chief Executive Officer, clarifies in the transcript that (i) the Company's price per unit sold in the second quarter was down 3%, not up 2%, over the second quarter of fiscal 2006, (ii) the Company's total units sold in the second quarter was down 9%, not down 20%, over the second quarter of fiscal 2006, and (iii) the amount of availability under the Company's revolving credit facility as of the end of the second quarter was $2.7 million, not $3.5 million, as such items may have been stated on the call.

Item 7.01.  Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: September 24, 2007	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Transcript of conference call held on September 18, 2007.